UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2021
AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Iowa	001-31911	42-1447959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6000 Westown Parkway
West Des Moines, IA 50266
(Address of principal executive offices and zip code)
(515) 221-0002
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1	AEL	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A	AELPRA	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B	AELPRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 5, 2021, the American Equity Investment Life Holding Company (the "Company") Board of Directors appointed Dewayne Lummus Senior Vice President and Chief Accounting Officer, effective upon his employment on November 30, 2021 and through the Company's next annual shareholder meeting.
Mr. Lummus, 52, served as Managing Director and Corporate Controller of Equitable Financial Life Insurance Company, a financial services company, from 2019 until 2021. At Equitable, Mr. Lummus oversaw all aspects of its accounting, financial reporting, reinsurance accounting and administration, and finance systems strategy. Mr. Lummus previously served as Chief Financial Officer, Retail Financial Products, for Teachers Insurance and Annuity Association of America, a financial services company, from 2015 through 2019. During this time, Mr. Lummus oversaw Teachers' advice-centric, segment-focused brokerage, insurance, educational savings and wealth management solutions.
Mr. Lummus’ initial annual salary rate will be $350,000. His short-term incentive opportunity target will be 65% (and maximum 130%) of salary rate, with actual payments based on company and individual goals. Mr. Lummus’ 2021 short-term incentive award will be prorated and based on company performance. Mr. Lummus' long-term incentive award during 2022 will be 65% of base salary rate, its ultimate value subject to common stock price and applicable performance goals. Mr. Lummus will also participate in other compensation programs for Company executive officers and generally applicable employee benefit programs.
The Company will pay Mr. Lummus a sign-on bonus, $162,500 of which is payable upon start and a like amount payable six months later, each repayable if Mr. Lummus voluntarily leaves the Company within two years of payment. The Company will also grant Mr. Lummus Restricted Stock Units with an initial grant value of $320,000 that vest annually in thirds based on continued service, effective with his start. The Company will pay Mr. Lummus $50,000 upon his relocation to Des Moines, Iowa, within one year of joining the Company, and will pay for moving his standard household items, each repayable if Mr. Lummus leaves the Company within one year of payment. The Company will make any applicable tax withholding.
The Company’s current Chief Accounting Officer, Scott Samuelson, will serve as Controller for the Company’s insurance and reinsurance businesses, and related transactions, effective upon Mr. Lummus joining the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Date: November 10, 2021	By:	/s/ Phyllis Zanghi
Phyllis Zanghi
Executive Vice President and Chief Legal Officer